UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2017

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2017, Meritor, Inc. (the “Company”) issued $325,000,000 aggregate principal amount of its 3.25% convertible senior notes due 2037 (the “Notes”), which amount includes the Notes issued pursuant to the option granted to the initial purchasers of the Notes (the “initial purchasers”) to purchase additional Notes, which was exercised in full on September 19, 2017. The Notes were sold to qualified institutional buyers in a private placement transaction pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Company issued the Notes under an Indenture, dated September 22, 2017 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Company’s wholly-owned subsidiaries that from time to time guarantees the Company’s senior secured revolving credit facility (as it may be amended, extended, replaced or refinanced, or any subsequent credit facility) (the “Subsidiary Guarantors”).

The Notes are unsecured, senior obligations of the Company and rank equal in right of payment with all of the Company’s existing and future unsecured senior indebtedness, effectively junior in right of payment to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and liabilities of the Company’s subsidiaries that are not Subsidiary Guarantors.

The Notes, which were issued in denominations of $1,000 and multiples of $1,000 in excess thereof, will mature on October 15, 2037, unless earlier converted, redeemed or repurchased. The Notes will bear cash interest from September 22, 2017, at an annual rate of 3.25% payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2018, to the holders of record on the preceding April 1 and October 1, respectively. In addition, the Company will be required to pay additional interest at the rate of 0.50% per annum in certain circumstances in which the Notes are not freely tradable following the applicable holding period under Securities Act Rule 144.

The Notes may not be redeemed prior to October 15, 2025. The Notes may be redeemed at the Company’s option, in whole or from time to time in part, on or after October 15, 2025, but prior to July 15, 2037, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest. The Notes are subject to repurchase by the Company at the option of the holders on October 15, 2025 and following a fundamental change (as defined in the Indenture), in each case at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest. There is no sinking fund for the Notes.

The Notes will be convertible, in the circumstances described below, into cash up to the aggregate principal amount of the Notes to be converted and, if applicable, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. The conversion rate for the Notes will initially be 25.0474 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $39.92 per share of common stock. The conversion rate is subject to adjustment in certain circumstances, and is subject to increase for holders that elect to convert their Notes in connection with certain corporate event that occur prior to October 15, 2025.

Holders may convert their Notes, at their option, at any time prior to the close of business on the business day immediately preceding July 15, 2037, other than during the period from, and including, July 15, 2025 to the close of business on the business day immediately preceding October 15, 2025, only under the following circumstances:

(1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2017 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

(2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day;

(3) if the Company calls all or any portion of the Notes for redemption, at any time commencing on the business day on which notice of such redemption is delivered to holders through the close of business on the scheduled trading day immediately preceding the redemption date; or

(4) upon the occurrence of specified corporate events.

During the period from, and including, July 15, 2025 to the close of business on the business day immediately preceding October 15, 2025, and on or after July 15, 2037 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

The Indenture includes certain covenants limiting the Company’s ability to incur secured debt (as defined in the Indenture) without equally and ratably securing the Notes and the Company’s ability to engage in sale and lease-back transactions unless certain conditions are satisfied, in each case, subject to certain exceptions. In addition, the Indenture contains customary terms, including procedures for redemption, repurchase and conversion of the Notes and provisions relating to the rights and obligations of the Trustee, as well as customary events of default. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be immediately due and payable. In the case of certain bankruptcy, insolvency or reorganization events involving the Company, 100% of the principal of, and accrued and unpaid interest, if any, on the Notes will automatically become immediately due and payable. In connection with an Event of Default relating to the Company’s failure to comply with certain reporting obligations, the Company may elect, as the sole remedy for such Event of Default for a 270-day period, to pay additional interest of 0.50% per annum for each day during such 270-day period on which such Event of Default is continuing.

The above description of certain terms and conditions of the Indenture is qualified in its entirety by reference to the full text of the Indenture, which is attached hereto as Exhibit 4-a and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes were sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and were sold by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes, the subsidiary guarantees and the shares of the Company’s common stock issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4-a       Indenture, dated as of September 22, 2017, between Meritor, Inc. and U.S. Bank National Association, as Trustee (including a form of Note and a form of subsidiary guaranty).

4-b       Form of 3.25% Convertible Senior Note due 2037 (included in Exhibit 4-a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: September 25, 2017	By: /s/ April Miller Boise
April Miller Boise
Senior Vice President, General Counsel &
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4-a	Indenture, dated as of September 22, 2017, between Meritor, Inc. and U.S. Bank National Association, as Trustee (including a form of Note and a form of subsidiary guaranty).

4-b	Form of 3.25% Convertible Senior Note due 2037 (included in Exhibit 4-a).